UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2020

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 America Center Drive	San Jose,	California	95002
(Address of principal executive offices and Zip Code)
 (408) 404-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.
On October 21, 2020, Viavi Solutions Inc. (the “Company”) filed a Current Report on Form 8-K to report the resignation of Amar Maletira as Chief Financial Officer, effective as of October 16, 2020 and the appointment of Pam Avent as Interim Chief Financial Officer, effective upon Mr. Maletira’s departure as an employee, which was expected to occur on or around November 20, 2020. The Company is filing this Form 8-K/A as an amendment (“Amendment No. 1”) to the aforementioned Form 8-K to disclose the actual date of Ms. Avent's appointment and details regarding her additional compensation, awarded in connection with her appointment but not determined at the time of the previous filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective November 23, 2020, Ms. Avent was appointed Interim Chief Financial Officer and, in connection with her additional responsibilities, the compensation committee (“Compensation Committee”) of the Company’s board of directors (the “Board”) awarded Ms. Avent an additional payment of $15,000 per month for each month in which she serves as Interim Chief Financial Officer, for a minimum of four months, even if a permanent Chief Financial Officer is employed in a shorter timeframe. The Compensation Committee also increased Ms. Avent’s target incentive opportunity under the Company’s Variable Payment Program (“VPP”) from 40% to 50% of base salary for the duration of her service as Interim Chief Financial Officer. Additionally, the Compensation Committee approved a grant of restricted stock units with a target value of $120,000 and a grant date of November 28, 2020, which will vest in three equal annual installments from the grant date, subject to Ms. Avent’s continuous employment with the Company through each vesting date. Ms. Avent will also receive an additional cash bonus of $50,000, payable in one lump sum, upon the commencement of employment of a permanent Chief Financial Officer.
The Company and Ms. Avent entered into the Company’s standard form of officer indemnification agreement (the “Indemnification Agreement”), which requires the Company to indemnify Ms. Avent as an officer of the Company for certain potential risks as specified in the Indemnification Agreement. A copy of the Company’s form of Indemnification Agreement is attached as Exhibit 10.9 of the Current report on Form 8-K which the Company filed with the Securities and Exchange Commission on April 20, 2015 and is incorporated by reference herein.
Prior to her appointment as Interim Chief Financial Officer, Ms. Avent served as Vice President, Internal Audit from November 2015 to May 2019 and as Global Controller from May 2019. Prior to joining the Company, Ms. Avent held various positions of increasing responsibility at Hewlett Packard from September 19, 1999, most recently as Senior Finance Director in HP’s Enterprise Services Business.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Kevin Siebert
	Name:	Kevin Siebert
	Title:	Senior Vice President, General Counsel and Secretary

November 30, 2020